DAVID L. MEYERS
1729 Tangiers Drive
Henderson, NV 89012-7239

January 27, 2014

Mr. David Morse
Co-President, Chief Executive Officer,
Board Chair
Location Based Technologies, Inc.
49 Discovery STE 260
Irvine, CA 92618

Dear David,

It has been my pleasure to serve on the board of Location Based Technologies for the past two years. I recently accepted a position as Chief Financial Officer of Del Monte Foods, Inc. This appointment will require all of my time and energy, and will prevent my participation in external Board-related activities. Therefore, I regretfully resign from LBT's Board of Directors.

I still strongly believe in LBT and its success, as evidence by my recent investments in the Company. I wish you and the team the best of success.

Kind regards,

DAVID L. MEYERS